UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

June 10, 2025

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction

of Incorporation)

1-40023 (Commission File Number)	94-1620407 (IRS Employer Identification No.)

N/A1

(Address of Principal Executive Offices and zip code)

(415)-919-4040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Series	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1Effective as of July 1, 2024, the Company became a fully remote company. We do not maintain a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to 505 Montgomery Street, 10th Floor, San Francisco, California 94111, or by email to auditcommittee@gtbiopharma.com.

Item 1.01 Entry into a Material Definitive Agreement.

Common Shares Purchase Agreement

As previously disclosed on May 14, 2025, GT Biopharma, Inc. (the “Company”) entered into a common shares purchase agreement (the “Purchase Agreement”) with investors (each an “Investor,” and collectively, the “Investors”) relating to a committed equity facility (the “Facility”). Pursuant to the Purchase Agreement, the Company has the right from time to time at its option to sell to the Investors up to $20 million of its common stock subject to certain conditions and limitations set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, the issuance of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, to each Investor is subject to a beneficial ownership limitation of 4.99% (the “Beneficial Ownership Limitation”), which in ease case restricts each Investor from purchasing shares of Common Stock under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by such Investor and its affiliates, would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) of more than 4.99% of the outstanding voting power or number of shares of Common Stock.

On June 10, 2025, the Company and the Investors entered into the First Amendment to Common Shares Purchase Agreement (the “First Amendment to Common Shares Purchase Agreement”) to increase the Beneficial Ownership Limitation to permit an Investor to beneficially own up to 9.99% of the outstanding voting power or number of shares of Common Stock under the Purchase Agreement.

The foregoing description of the First Amendment to Common Shares Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2025, Andrew Ritter resigned as a member of the board of directors (the “Board”) of the Company and all committees thereof.

On June 10, 2025, the Board appointed David C. Mun-Gavin as a non-employee director of the Board.

On June 10, 2025, the Board ratified the appointment of Mr. Mun-Gavin to the Audit Committee of the Board, the Compensation Committee of the Board (the “Compensation Committee) and the Nominating and Corporate Governance Committee of the Board, with Mr. Mun-Gavin serving as chair of the Compensation Committee, effective as of the date he commenced service on the Board, having determined that Mr. Mun-Gavin qualifies as “independent” in accordance with Nasdaq’s listing requirements, including those requirements specifically applicable to audit committee members.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Common Shares Purchase Agreement, dated as of June 10, 2025, between the Company and the investors identified therein.
104	Cover Page Interactive Date File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: June 11, 2025	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer